Exhibit 10.2

Investor rights agreement

This Investor Rights Agreement (this “Agreement”) is made and entered into as of March 26, 2018, by and among Giga-tronics Incorporated, a corporation organized in the State of California (the “Company”), and the purchaser identified on the signature page hereto (the “Purchaser”).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of [date], 2018, between the Company and the Purchasers party thereto, relating to the purchase of shares of Preferred Stock (the “Purchase Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1.     Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that notwithstanding the foregoing, as used herein, the Purchaser shall not be deemed an Affiliate of the Company or any Subsidiary, and none of the Company and its Subsidiaries shall be deemed an Affiliate of the Purchaser.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Filing” has the meaning set forth in Section 6(a).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the State of California or City of New York are authorized or required by law to remain closed.

“Claims” has the meaning set forth in Section 6(a).

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” means those shares of the Common Stock issuable upon conversion of the Preferred Stock purchased by the Purchaser from the Company under the Purchase Agreement.

“Common Stock” means the Company’s common stock, no par value.

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Indemnified Party” has the meaning set forth in Section 6(b).

“Effective Date” means the date a Registration Statement is declared effective by the Commission.

“Effectiveness Deadline” means the date that is 60 days after the date of the Filing Deadline or, if the Commission staff reviews or provides comments on the applicable Registration Statement, 90 days after the date of the Filing Deadline.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Filing Deadline” means 45 days after the Company becomes eligible to file a registration statement with the Commission on Form S-3.

“Grace Period” has the meaning set forth in Section 3(j).

“Indemnified Damages” has the meaning set forth in Section 6(a).

“Initial Registration Statement” has the meaning set forth in Section 2(a).

“Legal Counsel” has the meaning set forth in Section 3(c).

“Matter” has the meaning set forth in Section 12(a).

“New Registration Statement” has the meaning set forth in Section 2(a).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, incorporated or unincorporated association, joint stock company, joint venture, sole proprietorship, government (or an agency or subdivision thereof), governmental authority or other entity of any kind.

“Preferred Stock” means the Company’s 6.0% Series E Senior Convertible Voting Perpetual Preferred Stock.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchase Agreement” has the meaning set forth in the recitals.

“Purchaser” has the meaning set forth in the preamble and includes any transferee or assignee thereof to whom the Purchaser assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 8.

“Purchaser Indemnified Party” has the meaning set forth in Section 6(a).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements (as defined below) in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such Registration Statement(s) by the Commission.

“Registrable Securities” means all of the Common Shares and any securities issued or distributed or issuable in respect thereof by way of a stock split, dividend or other distribution or in connection with a combination of shares, recapitalization, merger consolidation or other reorganization or similar event with respect to the Common Shares; provided, that Common Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 (in which case, only such security sold shall cease to be a Registrable Security); (B) if such Common Shares have ceased to be outstanding; (C) if such Common Shares have been sold in a private transaction in which the Purchaser’s rights under this Agreement have not been assigned to the transferee; or (D) such Common Shares are freely transferable under Rule 144 without regard to any further holding period or compliance with other conditions of Rule 144.

“Registration Period” has the meaning set forth in Section 3(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the Registrable Securities.

“Required Holders” means the holders of at least 50% of the Registrable Securities.

“Rule 144” means Rule 144 under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Rule 415” means Rule 415 under the Securities Act as such Rule may be amended from time to time, or any successor rule providing for offering securities on a continuous or delayed basis.

“Rule 424” means Rule 424 under the Securities Act as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Guidance” means any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

“Special Voting Right Termination Event” has the meaning set forth in the Certificate of Determination with respect to the Preferred Stock.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Suspension Notice” has the meaning set forth in Section 4(c).

“Underwritten Offering” means a registration in which Registrable Securities are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.

“Violations” has the meaning set forth in Section 6(a).

2.           Registration.

a.       The Company agrees to file with the Commission a Registration Statement under the Securities Act on Form S-3, no later than the Filing Deadline, covering the offer and resale of all of the Registrable Securities on a continuous basis pursuant to Rule 415 (the “Initial Registration Statement”). The Company shall use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable, but in no event later than the Effectiveness Deadline. Notwithstanding the registration obligations set forth in the preceding sentences of this Section 2(a), if, in response to its filing of the Initial Registration Statement, the Company receives a Commission comment that all of the Registrable Securities cannot be registered for resale on the Initial Registration Statement, then the Company shall promptly inform the Purchaser thereof and, upon the written request of the Required Holders, either (i) file amendments to the Initial Registration Statement, or (ii) withdraw the Initial Registration Statement and file a new registration statement (a “New Registration Statement”), in either case covering the maximum number of Registrable Securities consistent with such Commission comment, and, as promptly as practicable thereafter, taking into account such Commission comment, file a Registration Statement covering the balance of the Registrable Securities; provided, in no event shall the Company be required to file a registration statement on Form S-1 or equivalent long-form registration statement. The registration obligation will be deferred for so long as the Company is not eligible to file on Form S-3. The Company will use its best efforts to regain and retain Form S-3 eligibility. In no event shall the Company include any securities other than Registrable Securities on any Registration Statement under this Section 2 without the prior written consent of the Required Holders.

b.       Ineligibility for Form S-3. The Initial Registration Statement shall be on Form S-3 notwithstanding the registration obligations set forth in third sentence of Section 2(a). In the event that Form S-3 is at any time not available for the registration of the resale of Registrable Securities, the Company shall undertake to file with the Commission a Registration Statement on Form S-3 to register the Registrable Securities within 30 days of the date on which the Company’s use of Form S-3 first becomes available, provided that the Company shall maintain the effectiveness of any Registration Statement then in effect until such time as a new Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the Commission.

c.        Effectiveness. The Company shall cause any Registration Statement filed under Section 2 to be declared effective under the Securities Act as promptly as possible after the filing thereof.

d.        [intentionally omitted].

e.         Underwritten Offering.

(i)       If the holders of not less than a majority of any class of Registrable Securities included in any offering pursuant to a Registration Statement filed pursuant to Section 2 so elect, such offering shall be in the form of an Underwritten Offering and the Company, if necessary, shall amend or supplement such Registration Statement for such purpose. The holders of a majority of the class of Registrable Securities included in such Underwritten Offering shall, after consulting with the Company, have the right to select the managing underwriter or underwriters for the offering.

(ii)      In the case of an Underwritten Offering pursuant to Section 2.e(i), the Company shall cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto using commercially reasonable efforts (provided, that such activities shall not unreasonably interfere with the duties of such officers in the ordinary course of the Company’s business).

(iii)     In the case of an Underwritten Offering pursuant to Section 2.e(i), the Company shall cooperate with the selling holders of Registrable Securities and the managing underwriter, underwriters or agent, if any, using commercially reasonable efforts to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends.

3.          Registration Procedures. At such time as the Company is obligated to file a Registration Statement with the Commission pursuant to Section 2, the Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a.       The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times from its effective time until the earlier of (i) the date as of which the Common Stock covered by such Registration Statement cease to be Registrable Securities or (ii) the date on which the Purchaser shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). The Company shall ensure that each Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

b.      The Company shall prepare and file with the Commission such amendments and supplements to a Registration Statement and the Prospectus used in connection with such Registration Statement, which Prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. In the case of amendments and supplements to a Registration Statement that are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-Q, Form 10-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the Commission on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

c.      The Purchaser shall have the right to select one legal counsel to review and oversee any registration pursuant to this Agreement (“Legal Counsel”), as designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five (5) Business Days prior to its filing with the Commission and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, and Reports on Form 10-Q and any similar or successor reports) within a reasonable number of days prior to their filing with the Commission, and (B) not file any Registration Statement or amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which consent shall not be unreasonably withheld. The Company shall promptly furnish to Legal Counsel, without charge, (i) copies of any correspondence from the Commission or the staff of the Commission to the Company or its representatives relating to any Registration Statement, (ii) after the same is prepared and filed with the Commission, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, and all exhibits and (iii) upon the effectiveness of any Registration Statement, one copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

d.     The Company shall promptly furnish to the Purchaser, without charge, (i) after the same is prepared and filed with the Commission, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by the Purchaser, all exhibits and each preliminary Prospectus, (ii) upon the effectiveness of any Registration Statement, ten (10) copies of the Prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Purchaser may reasonably request) and (iii) such other documents, including copies of any preliminary or final Prospectus, as the Purchaser may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Purchaser.

e.     The Company shall (i) register and qualify, unless an exemption from registration and qualification applies, the resale by the Purchaser of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and the Purchaser of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

f.     The Company shall notify Legal Counsel and the Purchaser in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(j), promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver ten (10) copies of such supplement or amendment to Legal Counsel and the Purchaser (or such other number of copies as Legal Counsel or the Purchaser may reasonably request). The Company shall also promptly notify Legal Counsel and the Purchaser in writing (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel and the Purchaser by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the Commission for amendments or supplements to a Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

g.     The Company shall use commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify Legal Counsel and the Purchaser of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

h.     The Company shall hold in confidence and not make any disclosure of information concerning the Purchaser provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Purchaser is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Purchaser and allow the Purchaser, at the Purchaser’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

i.     If requested by the Purchaser, the Company shall (i) as soon as practicable incorporate in a Prospectus supplement or post-effective amendment such information as the Purchaser reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such Prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Purchaser holding any Registrable Securities.

j.     Notwithstanding anything to the contrary herein, at any time after the Effective Date, the Company may delay the disclosure of material, non-public information concerning the Company the disclosure of which at the time is not, in the good faith opinion of the Board of Directors of the Company and its counsel, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Grace Period”); provided, that the Company shall promptly (i) notify the Purchaser in writing of the existence of material, non-public information giving rise to a Grace Period (provided that in each notice the Company will not disclose the content of such material, non-public information to the Purchaser) and the date on which the Grace Period will begin, and (ii) notify the Purchaser in writing of the date on which the Grace Period ends; and, provided further, that no Grace Period shall exceed sixty (60) consecutive days and during any three hundred sixty five (365) day period such Grace Periods shall not exceed an aggregate of one hundred twenty (120) days and the first day of any Grace Period must be at least two (2) trading days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Purchaser receives the notice referred to in clause (i) and shall end on and include the later of the date the Purchaser receives the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 3(g) hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the first sentence of Section 3(f) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale, and delivered a copy of the Prospectus included as part of the applicable Registration Statement (unless an exemption from such prospectus delivery requirements exists), prior to the Purchaser’s receipt of the notice of a Grace Period and for which the Purchaser has not yet settled.

4.           Obligations of the Purchaser Relating to Registration.

a.       At least ten Business Days prior to the first anticipated filing date of a Registration Statement, the Company shall notify the Purchaser in writing of the information the Company requires from the Purchaser to have any of the Purchaser’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Purchaser that the Purchaser shall furnish to the Company, not later than five Business Days after the date of the Company’s notice, such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the effectiveness of the registration of the Purchaser’s Registrable Securities.

b.       The Purchaser, by its acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of such Purchaser’s Registrable Securities from such Registration Statement.

c.       The Purchaser agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) (each a “Suspension Notice”), the Purchaser will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended shares of Common Stock to a transferee of the Purchaser in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which such Purchaser has entered into a contract for sale prior to such Purchaser’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which the Purchaser has not yet settled. In any event, the Company shall not be entitled to deliver more than one Suspension Notice in any one year.

d.       The Purchaser covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.           Expenses of Registration. All expenses, other than Selling Expenses, with respect to the registration and disposition of Registrable Securities including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company and reasonable fees (which shall be proportional and reasonable in relation to the market value of the Registrable Securities being registered) of one counsel for the Purchaser, who shall be selected by the Required Holders shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

6.           Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

a.       To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Purchaser, the directors, officers, managers, members, partners, employees, agents, representatives of, and each Person, if any, who controls the Purchaser within the meaning of the Securities Act or the Exchange Act (each, a “Purchaser Indemnified Party”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or supplement thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation of this Agreement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Purchaser Indemnified Parties, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): shall not apply to a Claim (a) arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Purchaser Indemnified Party expressly for use in any Prospectus or supplement thereto or the omission or alleged omission in such written information to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such Prospectus or supplement thereto was timely made available by the Company pursuant to Section 3(d); (b) to the extent such Claim is based on a failure of such Purchaser Indemnified Party to deliver or to cause to be delivered the Prospectus made available by the Company, including a corrected Prospectus, if such Prospectus or corrected Prospectus was timely made available by the Company pursuant to Section 3(d); (c) in which amounts are paid in settlement of any Claim and such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; (d) in which such Purchaser Indemnified Party fails to cease all offers and sales of Registrable Securities in accordance with Section 4(c) herein, to the extent such Claim is based on such failure; and (e) arising out of or based solely upon a breach by such Purchaser Indemnified Party of such Purchaser Indemnified Party’s obligations set forth herein. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Purchaser Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 8.

b.     In connection with any Registration Statement in which the Purchaser is participating, to the fullest extent permitted by law, such Purchaser agrees to severally and not jointly indemnify, hold harmless and defend the Company and each of its directors, officers, employees, agents and representatives and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (each, an “Company Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any amendment thereof or supplement thereto or in any filing made in connection with a Blue Sky Filing, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus or free writing prospectus (as defined in Rule 405 under the Securities Act), or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in the light of the circumstances under which the statements therein were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or omission of a material fact is contained in any written information furnished to the Company by such Purchaser expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Purchaser will reimburse any legal or other expenses reasonably incurred by an Company Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Purchaser, which consent shall not be unreasonably withheld or delayed and provided further, that the obligation to indemnify shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Company Indemnified Party and shall survive the transfer of the Registrable Securities by the Purchaser pursuant to Section 8.

c.     Promptly after receipt by a Purchaser Indemnified Party or Company Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Purchaser Indemnified Party or Company Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Purchaser Indemnified Party or the Company Indemnified Party, as the case may be; provided, however, that a Purchaser Indemnified Party or Company Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Purchaser Indemnified Party or Company Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Purchaser Indemnified Party or Company Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Purchaser Indemnified Party or Company Indemnified Party and any other party represented by such counsel in such proceeding. In the case of a Purchaser Indemnified Party, legal counsel referred to in the immediately preceding sentence shall be selected by the Required Holders. The Company Indemnified Party or Purchaser Indemnified Party shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Company Indemnified Party or Purchaser Indemnified Party which relates to such action or Claim. The indemnifying party shall keep the Company Indemnified Party or Purchaser Indemnified Party reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Company Indemnified Party or Purchaser Indemnified Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Company Indemnified Party or Purchaser Indemnified Party of a release from all liability in respect to such Claim or litigation, and such settlement shall not include any admission as to fault on the part of the Company Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Company Indemnified Party or Purchaser Indemnified Party with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Purchaser Indemnified Party or Company Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d.     The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e.     The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Company Indemnified Party or Purchaser Indemnified Party against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.         Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein.

8.         Assignment of Registration Rights. The registration rights provided pursuant to Sections 2 through 10 of this Agreement shall be assignable in full or in part by the Purchaser to any transferee of such Purchaser’s Registrable Securities if: (i) the Purchaser agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment; (ii) the Company is, contemporaneous with such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

9.         Amendment. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders (or, in the case of an amendment to or wavier of the second sentence of Section 12 adversely affecting the rights of holders of Preferred Stock, the holders of two-thirds of the outstanding shares of Preferred Stock then outstanding). Any amendment or waiver effected in accordance with this Section 9 shall be binding upon the Purchaser and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities.

10.      Preservation of Rights.   Except with the prior consent of the Required Holders, the Company shall not, for so long as there are Registrable Securities, (a) grant any registration rights to third parties that are inconsistent with the rights granted hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.      Rule 144 Compliance.   With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

a.         make and keep public information available, as those terms are understood and defined in Rule 144 at all times; and

b.        use its commercially reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

12.      Voting Rights. Each Purchaser shall have the voting rights of a holder of the Preferred Stock as set forth in the Certificate of Determination for the Preferred Stock. In addition, until a Special Voting Right Termination Event occurs, the Company shall not incur or issue any additional debt, other than trade debt incurred in the normal course and commercial bank working capital debt, whether revolving or term debt, without the approval of the holders of at least two-thirds of outstanding shares of Preferred Stock then outstanding.

13.      Miscellaneous.

a.     A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities.

b.     Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally, (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), so long as such facsimile is followed by mail delivery of the same information contained in such facsimile, or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:             Giga-tronics Incorporated

5990 Gleason Drive

Dublin CA 94568

Attn: John Regazzi

Email: jregazzi@gigatronics.com

If to the Purchaser, to the address set forth underneath the Purchaser’s name on the signature page hereto.

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, or (B) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i) or (iii) above, respectively.

c.     Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d.     All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

e.     This Agreement and the instruments referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the instruments referenced herein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f.     Subject to the requirements of Section 8, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g.     The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h.     This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i.     Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j.     All consents and other determinations required to be made by the Purchaser pursuant to this Agreement shall be made, unless otherwise specified in this Agreement, by the Required Holders.

k.     The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

l.     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

m.     As used herein, “Dollar”, “US Dollar” and “$” each mean the lawful money of the United States.

n.     The parties acknowledge that it would be impossible to fix money damages for violations of this Agreement and that such violations will cause irreparable injury for which an adequate remedy at law is not available. The parties hereby agree that any party hereto may, in its sole discretion, apply to any state or federal court in the State of California for specific performance or similar relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation thereof and, to the extent permitted by applicable law, each party waives any objection or defense to the imposition of such relief. Nothing herein shall be construed to prohibit any party from bringing any action for damages in addition to an action for specific performance or an injunction for a breach of this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

GIGA-TRONICS INCORPORATED

By:	/s/ John Regazzi
Name:	John Regazzi
Title:	Chief Executive Officer

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[COUNTERPART SIGNATURE PAGES OF PURCHASER TO FOLLOW]

[Signature Page to Investor Rights Agreement]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

PURCHASER:

Entity:	Individual:

___________________________ By: ________________________ Name: ______________________ Title: _______________________	____________________________ Name: ______________________

Number of Preferred Shares subscribed:	_______________ (Each preferred share originally convertible to 100 shares of common stock)

Address for notices:

__________________________ __________________________ __________________________ Telephone: ________________

[Signature Page to Investor Rights Agreement]